As filed with the Securities and Exchange Commission on March 31, 2006

                                                      Registration No. 333-40664
--------------------------------------------------------------------------------
                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ___________________

                               HUGHES SUPPLY, INC.
             (Exact name of registrant as specified in its charter)

               Florida                                  59-0559446
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

  Corporate Office, One Hughes Way, Orlando, Florida               32805
       (Address of Principal Executive Offices)                 (Zip Code)

                               Hughes Supply, Inc.
                            1997 Executive Stock Plan
                            (Full title of the plan)
                               ___________________

                                  David Bearman
                            Senior Vice President and
                             Chief Financial Officer
                               Hughes Supply, Inc.
                                Corporate Office
                                 One Hughes Way
                             Orlando, Florida 32805
                     (Name and address of agent for service)
                                 (407) 841-4755
          (Telephone number, including area code, of agent for service)

                          Copies of Communications To:

      Ricardo Nunez, Esq.              Jonathan M. Gottsegen, Esq.
   Vice President -- Legal   Director - Corporate and Securities Practice Group
     The Home Depot, Inc.                  The Home Depot, Inc.
 2455 Paces Ferry Road, N.W.           2455 Paces Ferry Road, N.W.
   Atlanta, GA 30339-4024                Atlanta, GA 30339-4024
      (770) 433-8211                        (770) 433-8211

                       DEREGISTRATION OF UNSOLD SECURITIES

           In connection with the merger between Hughes Supply, Inc. and The Home Depot, Inc., shares of common stock of Hughes Supply, Inc. and attached rights to purchase the Series A Junior Participating Preferred Stock previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration. No securities remain unsold under this Registration Statement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, Hughes Supply certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 31, 2006.


                                       HUGHES SUPPLY, INC.



                                       By: /s/ David Bearman
                                          --------------------------------------
                                          David Bearman
                                          Senior Vice President and Chief
                                          Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                    Signature                              Title                                   Date
                    ---------                              -----                                   ----

             /s/ Joseph DeAngelo                    President (Principal Executive              March 31, 2006
           ---------------------------              Officer)
                Joseph DeAngelo

             /s/ David Bearman                      Senior Vice President and Chief             March 31, 2006
           ---------------------------              Financial Officer (Principal
                 David Bearman                      Financial and Accounting Officer)


             /s/ Francis S. Blake                   Director                                    March 31, 2006
           ---------------------------
                 Francis S. Blake

             /s/ Frank L. Fernandez                 Director                                    March 31, 2006
           ---------------------------
                Frank L. Fernandez


           ----------------------------             Director                                    March 31, 2006
                 Carol Tome
